Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	12/15/2010
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		250,420.80
	Class B Note Interest Requirement		38,207.98
	Net Class C Note Interest Requirement		80,541.97		369,170.75

(iii)	Collections of Principal Receivables				137,971,684.80

(iv)	Collections of Finance Charge Receivables				11,074,372.93

(v)	Aggregate Amount of Principal Receivables				1,402,685,906.57
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				51.69%
	Fixed Investor Percentage				51.69%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				96.20%
	30 to 59 days				0.98%
	60 to 89 days				0.85%
	90 or more days				1.97%

	Total Receivables				100.00%

(vii)	Investor Default Amount				4,977,155.52

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables)				10.35%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				10,470,206.26

(xvii)	Note Rate	Class A	0.49344%
		Class B	0.90344%
		Class C	1.50344%

(xviii)	Spread Account				7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President